Exhibit 99.01

Media Contact: Jen Bernier MIPS Technologies, Inc. +1 408 530-5178 jenb@mips.com	Investor Contact: Maury Austin MIPS Technologies, Inc. +1 408 530-5200 ir@mips.com

MIPS Technologies' First Quarter Revenue Grows 50% Year-to-Year

SUNNYVALE, Calif. – October 25, 2010 – MIPS Technologies, Inc. (NASDAQ: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer, home networking, wireless, communications and business applications, today reported consolidated financial results for its first fiscal quarter ended September 30, 2010.  All financial results are reported in U.S. GAAP unless otherwise noted.

Summary First Quarter Fiscal 2011 Financial Highlights:

•	Revenue was $22.5 million, a year-to-year increase of 50 percent
•	Licensee royalty units grew to 157 million units from 106 million units in Q1’10
•	GAAP net income was $7.6 million or $0.16 per share; up $7.0 million year-to-year
•	Non-GAAP net income was $8.5 million or $0.17 per share; up 235 percent year-to-year
•	Cash and investment balances ended the quarter at $65.2 million, a year-to-year increase of $21.7 million

Revenue from royalties was $13.6 million, an increase of 40 percent from the first quarter a year ago. License revenue was $8.9 million, an increase of 71 percent from the $5.2 million reported in the first quarter a year ago.

The Company’s fiscal Q1 GAAP net income was $7.6 million or $0.16 per share compared to $0.6 million and $0.01 per share in the first quarter a year ago.

Non-GAAP net income in the first quarter of fiscal 2011, which excludes certain stock and non-recurring charges, was $8.5 million or $0.17 per share, compared with $2.5 million or $0.06 per share in the first quarter a year ago. The tables below provide a reconciliation of non-GAAP measures used in this press release to the corresponding GAAP results.

“Our financial performance in the first quarter continues to demonstrate our momentum across all of our target markets. This momentum includes the addition of new licensees in the quarter that are developing chips for mobile solutions. Both our royalty revenue and our license revenue exceeded our expectations during the quarter,” said Sandeep Vij, MIPS Technologies chief executive officer.

MIPS Technologies invites you to listen in a live conference call to management’s discussion of Q1 fiscal 2011 results, as well as forward looking guidance for Q2 fiscal 2011. The conference call number is 210-839-8502 and the replay number is 203-369-3809. The password for both calls is MIPS. The replay will be available for 30 days shortly following the end of the conference call. An audio replay of the conference call will also be posted on the company’s website at:  www.mips.com/company/investor-relations/.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NASDAQ: MIPS) is a leading provider of industry-standard processor architectures and cores that power some of the world’s most popular products for the home entertainment, communications, networking and portable multimedia markets. These include broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Sunnyvale, California, with offices worldwide. For more information, contact (408) 530-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements about future technology and growth. These forward-looking statements include MIPS Technologies’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS’ ability to develop, introduce and market new products and product enhancements, the level of demand for semiconductors and end-user products that incorporate semiconductors and our ability to compete effectively with larger companies and other companies that are active in our markets. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

MIPS is a trademark or registered trademark in the United States and other countries of MIPS Technologies, Inc. All other trademarks referred to herein are the property of their respective owners.

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2010	June 30, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$42,633	$31,625
Short term investments	22,573	20,736
Accounts receivable, net	4,580	7,527
Prepaid expenses and other current assets	1,614	819
Total current assets	71,400	60,707
Equipment, furniture and property, net	2,204	2,093
Goodwill	565	565
Other assets	6,073	7,542
Total assets	$80,242	$70,907
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,789	$1,529
Accrued liabilities	9,006	13,911
Deferred revenue	2,551	3,217
Total current liabilities	13,346	18,657
Long-term liabilities:
Other long term liabilities	4,767	6,116
Total long term liabilities	4,767	6,116
Liabilities of discontinued operations	—	26
Stockholders’ equity	62,129	46,108
Total liabilities and stockholders’ equity	$80,242	$70,907

MIPS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,
	2010	2009
Revenue:
Royalties	$13,614	$9,750
License and contract revenue	8,925	5,230
Total Revenue	22,539	14,980
Costs and expenses:
Cost of sales	586	146
Research and development	5,861	5,756
Sales and marketing	3,913	3,399
General and administrative	3,152	3,129
Total costs and expenses	13,512	12,430
Operating income	9,027	2,550
Other expense, net	(64)	(151)
Income before income taxes	8,963	2,399
Provision for income taxes	1,347	1,804
Net income	$7,616	$595
Net income per share, basic	$0.16	$0.01
Net income per share, diluted	$0.16	$0.01
Common shares outstanding, basic	46,864	45,075
Common shares outstanding, diluted	48,917	45,817

MIPS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME and NET INCOME PER SHARE

(In thousands, except per share data)
(unaudited)

		Three Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended September 30, 2009
	GAAP net income	$7,616	$5,909	$595
	Net income per basic share	$0.16	$0.13	$0.01
	Net income per diluted share	$0.16	$0.12	$0.01
(a)	Gain from discontinued operations, net of tax	$—	$(214)	$—
(b)	Stock-based compensation expense	894	864	933
(c)	Restructuring	—	696	—
(d)	Gain on investment	—	(103)	—
(e)	Tax adjustment	—	(23)	—
(f)	Tax on change in legal structure	—	25	1,009
	Non-GAAP net income	$8,510	$7,154	$2,537
	Non-GAAP net income per basic share	$0.18	$0.16	$0.06
	Non-GAAP net income per diluted share	$0.17	$0.15	$0.06
	Common shares outstanding – basic	46,864	45,890	45,075
	Common shares outstanding – diluted	48,917	47,291	45,817

These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations.  The Company believes that presentation of net income and net income per share excluding discontinued operations, stock-based compensation expense, restructuring cost, gain on investment, tax adjustment and tax on change in legal structure provides meaningful supplemental information to investors, as well as management that is indicative of the Company’s ongoing operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(a)	This adjustment reflects the gain, net of tax, of the Analog Business Group.

(b)
This adjustment reflects the stock-based compensation expense.  For the first quarter of fiscal 2011 ending September 30, 2010, $894,000 stock-based compensation expense was allocated as follows: $291,000 to research and development, $231,000 to sales and marketing and $372,000 to general and administrative.  For the fourth quarter of fiscal 2010 ending June 30, 2010, $864,000 of stock-based compensation expense was allocated as follows: $312,000 to research and development, $230,000 to sales and marketing and $322,000 to general and administrative.  For the first fiscal quarter of fiscal 2010 ending September 30, 2009, $933,000 stock-based compensation expense was allocated as follows: $393,000 to research and development, $236,000 to sales and marketing and $304,000 to general and administrative.

(c)	This adjustment reflects restructuring expense related to reduction in workforce.

(d)	This adjustment reflects a gain on an investment in a privately held company that was acquired. This gain was recorded in other expense.

(e)	This adjustment reflects the net tax effect of the specific items presented in the non-GAAP adjustments described above.

(f)	This adjustment reflects the withholding tax in connection with the change in legal structure of foreign operations.

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